Exhibit 31.1

New England Realty Associates Limited Partnership

CERTIFICATION

I, Ronald Brown, certify that:

1.I have reviewed this Annual Report on Form 10-K of New England Realty Associates Limited Partnership;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Ronald Brown
Principal Executive Officer
(President and Director of the Partnership’s General Partner, NewReal, Inc.)

Date: March 27, 2019